                             SUBSCRIPTION AGREEMENT

                                     TERMS:

1.        General.

          This Subscription Agreement sets forth the terms under which the undersigned (the "Investor") will invest in SPACE TELECOM, INC. (the
"Corporation"), a corporation formed under the laws of the State of Florida, for the purpose of engaging in business in the telecommunications industry whose business is more specifically described in the Prospectus; to engage in any and all activities related or incidental to these purposes; and, to perform any acts to accomplish the foregoing purposes. This Subscription is one of a limited number of Subscriptions for the purchase of shares (the "Shares") of the
Corporation by prospective investors in the registered offering on Form SB-2.
The Company has the right to reject such Subscription offer or, by executing a copy of this Subscription Agreement, to accept such offer. If the Investor's application is rejected, the payment accompanying this Subscription Agreement
(described in paragraph 2 hereof) will be returned with the notice of rejection.

          Proceeds of this registered  ffering will be held in an established escrow account until the minimum offering amount has been raised.

2.        Subscription Amount and Payments.

          The Investor hereby subscribes for  ________ Shares of the
Corporation's common stock at a price of $2.50 per Share and tenders its payment of $_____________ payable to Space Telecom, Inc. as full payment for the aggregate Shares specified above.

3.        Responsibility.

          The President of the Corporation will exercise his best judgment in the conduct of all matters arising under this Subscription Agreement; provided, however, that this provision will not enlarge, limit or otherwise affect the liability of the Corporation or its President.

4.        Notices.

          Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein will be given in writing by registered or certified mail which will be addressed in the case of the
Corporation to Space Telecom, Inc., at its address located at 292 South County
Road, Suite 109, Palm Beach, Florida 33480 and in the case of the Investor, to the address set forth at the end of this letter, or to the address appearing on the books of the Corporation or to such other address as may be designated by the Investor or the Corporation in writing.

5.        Miscellaneos.

          This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Florida both substantive, procedural and remedial. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this
Agreement. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder will not be assumed by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this
Agreement will in no manner affect the right to enforce the other provisions of same, and the waiver of any party of any breach of any provision of this
Agreement will not be construed to be a waiver by such party of any succeeding breach of such provision or waiver by such party of any breach of any provision.

6.        Investor Information

                                       Please Print the following Information

      __________________________             _________________________
      Investor's Name                        Investor's Social Security #
      __________________________
      __________________________
      Investor's Address

                                 EXECUTION PAGE

         IN WITNESS WHEREOF, I have executed this Agreement as Investor this
_____ day of ______________, 2003.

                                              _____________________________
                                              (Investor's Signature)

SUBSCRIPTION ACCEPTED:

SPACE TELECOM, INC.

By:      ____________________________
         Alain De Lenclos, President

Date:    ____________________________